UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

UNITEK GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

DE (State of Incorporation or Organization)	75-2233445 (I.R.S. Employer Identification No.)

1777 Sentry Parkway West Blue Bell, PA 19422 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates:                               None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:                                        None

Item 1.         Description of Registrant’s Securities to be Registered

On January 12, 2015, UniTek Global Services, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Section 382 Rights Agreement, dated as of August 28, 2014 (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as Rights Agent.

The Amendment amends the Rights Agreement to change the “Final Expiration Date” of the Rights Agreement from August 28, 2015 to January 12, 2015.  The amendment had the effect of terminating the Rights Agreement as of January 12, 2015.

The Amendment is attached hereto as Exhibit 4.1. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.

Item 2.         Exhibits

Exhibit No.	Exhibit Description

4.1	Amendment to Amended and Restated Rights Agreement, dated as of January 12, 2015, between UniTek Global Services, Inc. and American Stock Transfer & Trust Company, LLC

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: January 12, 2015	By:	/s/ Andrew J. Herning
		Name:	Andrew J. Herning
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Amendment to Amended and Restated Rights Agreement, dated as of January 12, 2015, between UniTek Global Services, Inc. and American Stock Transfer & Trust Company, LLC